EXHIBIT 99.1

CONTACT:

Stewart E. McClure, Jr.	Gerard Riker
President and Chief Executive Officer	EVP and Chief Financial Officer
(908) 630- 5000	(908) 630-5018

PRESS RELEASE FOR IMMEDIATE RELEASE

SOMERSET HILLS BANCORP REPORTS RECORD INCOME

NET INCOME UP 25.4% FOR THE QUARTER AND 44.2% YEAR TO DATE

BERNARDSVILLE, NJ - October 25, 2006… Somerset Hills Bancorp (NASDAQ:  SOMH) reported record net income for the third quarter and year to date 2006.  For the quarter ended September 30, 2006, net income increased by $116,000 to $573,000, or $0.13 per diluted share, up 25.4 percent from net income of $457,000 or $0.12 per diluted share reported during the third quarter of 2005.

The Company’s return on average equity was 8.05 percent and return on average assets was 0.88 percent for the third quarter of 2006.  The net interest margin was 4.03 percent for the third quarter of 2006.  For the third quarter of 2005, the Company’s return on average equity was 7.51 percent, return on average assets was 0.81 percent and net interest margin was 4.23 percent.

For the nine months ended September 30, 2006, net income increased by $470,000 to $1,533,000 or $0.37 per diluted share, up 44.2 percent from net income of $1,063,000 or $0.27 per diluted share earned for the nine months ended September 30, 2005.

The Company’s return on average equity was 7.56 percent, return on average assets was 0.82 percent and the net interest margin was 4.20 percent for the nine months ended September 30, 2006.  For the nine months ended September 30, 2005, the Company’s return on average equity was 5.99 percent, return on average assets was 0.70 percent and net interest margin was 4.25 percent.

Stewart E. McClure, Jr., President and Chief Executive Officer said, “We continue to be pleased with the growth in both net income and our franchise, despite the impact of the current interest rate environment which has led to tighter margins for most banks. Loans, deposits and net income increased at strong double digit percentages while we simultaneously opened our fifth branch in Madison, New Jersey. The branch is off to a tremendous start with 543 new accounts totaling $15.2 million opened by 10/23/06, our first 46 days in business. We plan on opening our Long Valley branch in the spring of 2007 and the Stirling office in the third or fourth quarter of 2007. While the residential mortgage market continues to be weak, we are pleased that our efforts brought about a return to profitability in that segment during the third quarter.”

At September 30, 2006, net loans increased $22.6 million, or 14.5 percent, to $178.4 million from $155.8 at September 30, 2005.  At September 30, 2006, deposits increased $30.1 million, or 14.6 percent, to $236.8 million from $206.7 million at September 30, 2005.

At September 30, 2006, total assets were $268.7 million, up from $233.4 million at September 30, 2005, a 15.1 percent increase.

Somerset Hills Bancorp is a bank holding company formed in January 2001 which owns all of the common stock of Somerset Hills Bank, a full service commercial bank with offices in Bernardsville, Mendham, Morristown, Summit and Madison, New Jersey.  It has announced plans to open two additional offices in Stirling and Long Valley.  Somerset Hills Bank focuses its lending activities on small to medium sized businesses, high net worth individuals, professional practices, and consumer and retail customers.  The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC, a wholly owned subsidiary licensed to provide financial services, including financial planning, insurance (life, health, property and casualty), mutual funds and annuities for individuals and commercial accounts, and Somerset Hills Title Group, LLC, which, with its partner, Property Title Group, provides title services in connection with the closing of real estate transactions.  The common stock of the Company is traded on NASDAQ under the symbol SOMH and the Company’s warrants are traded under the symbol SOMHW.  You can visit our website at www.somersethillsbank.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those statements are subject to known and unknown risk, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  We based the forward-looking statements on various factors and using numerous assumptions.  Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example, the success or failure of our efforts to implement our business strategy, the effect of changing economic conditions and, in particular, changes in interest rates, changes in government regulations, tax rates and similar matters, our ability to attract and retain quality employees, and other risks which may be described in our future filings with SEC.

SELECTED FINANCIAL DATA

($ in thousands except per share data)	Nine Months Ended
	September 30
	2006	2005

Income Statement Data:

Interest income	$11,504	$8,130
Interest expense	4,303	2,179
Net interest income	7,201	5,951
Provision for loan losses	201	249
Net interest income after prov. for loan losses	7,000	5,702
Non-interest income	2,025	2,129
Non-interest expense	6,671	6,241
Income before income taxes	2,354	1,590
Income tax expense	821	527
Net income	$1,533	$1,063

Balance Sheet Data:

Total assets	$268,672	$233,383
Loans, net	178,444	155,769
Loans held for sale	6,077	11,630
Allowance for loan losses	2,170	1,886
Investment securities held to maturity	10,694	7,582
Investment securities held for sale	32,903	29,386
Deposits	236,811	206,678
Borrowings	0	1,000
Shareholders' equity	30,214	24,452

Performance Ratios:

Return on average assets	0.82%	0.70%
Return on average equity	7.56%	5.99%
Net interest margin	4.20%	4.25%
Efficiency ratio	72.3%	77.2%

Asset Quality:

Nonaccrual loans	236	0
OREO property	0	0
Net charge-offs (recoveries)	2	(3)
Allowance for loan losses to total loans	1.20%	1.20%
Nonperforming loans to total loans	0.13%	0.00%

Per Share Data:

Earnings per share- Basic	$0.43	$0.31
Earnings per share- Diluted	$0.37	$0.27
Book value per share	$7.73	$7.51
Tangible book value	$7.42	$7.14

BALANCE SHEET

	September 30, 2006	December 31, 2005	September 30, 2005
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$10,200	$10,321	$10,312
Federal funds sold	14,800	-	6,000

Total cash and cash equivalents	25,000	10,321	16,312

Loans held for sale	6,077	15,380	11,630
Investment securities held to maturity (Approximate maket value of $10,794 in September 2006, $9,372 in December 2005
and $7,618 in September 2005)	10,694	9,366	7,582
Investment securities available- for- sale	32,903	31,899	29,386

Loans receivable	180,749	167,301	157,827
Less allowance for loan losses	(2,170)	(2,029)	(1,886)
Deferred fees	(135)	(154)	(172)

Net loans receivable	178,444	165,118	155,769

Premises and equipment,net	6,230	4,679	4,154
Goodwill, net	1,191	1,191	1,191
Bank owned life insurance	5,679	5,533	5,484
Accrued interest receivable	1,387	1,135	1,031
Deferred tax asset	760	889	59
Other assets	307	415	785

Total assets	$268,672	$245,926	$233,383

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits:
Non-interest bearing deposits-demand	$42,533	$45,667	$41,946
Interest bearing deposits-NOW,
money market and savings	157,537	141,846	142,024
Certificates of deposit,under $100,000	18,380	14,034	15,497
Certificates of deposit, $100,000 and over	18,361	6,697	7,211

Total deposits	236,811	208,244	206,678

Federal Home Loan Bank advances	-	10,600	1,000
Accrued interest payable	648	252	173
Taxes payable	70	760	166
Other liabilities	929	765	914

Total liabilities	238,458	220,621	208,931

STOCKHOLDERS' EQUITY
Preferred stock- 1,000,000 shares authorized, none issued	-	-	-
*Common stock- authorized 9,000,000 shares
of no par value;issued and outstanding,
3,908,912 shares at September 30, 2006, 3,426,289
at December 31, 2005 and 3,418,721 at September 2005	28,226	24,389	24,321
Retained earnings	2,358	1,223	236
Accumulated other comprehensive loss	(370)	(307)	(105)

Total stockholders' equity	30,214	25,305	24,452

Total liabilities and stockholders' equity	$268,672	$245,926	$233,383

*Restated to reflect 5% Stock Dividend

INCOME STATEMENT

	Three months ended	Three months ended	Nine months ended	Nine months ended
	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income:

Loans, including fees	$3,602	$2,663	$10,024	$7,108
Investment securities	489	356	1,406	823
Federal funds sold	27	72	50	171
Interest bearing deposits with other banks	8	14	24	28
Total interest income	4,126	3,105	11,504	8,130

Interest Expense:

Deposits	1,576	877	4,049	2,127
Federal funds purchased	-	-	1	-
Federal Home Loan Bank advances	113	20	253	52
Total interest expense	1,689	897	4,303	2,179

Net interest income	2,437	2,208	7,201	5,951

Provision for loan losses	75	192	201	249

Net interest income after
provision for
loan losses	2,362	2,016	7,000	5,702

Non-Interest Income:

Service fees on deposit accounts	67	67	217	203
Gains on sales of mortgage loans,net	657	677	1,476	1,621
Loss on sale of investment securities	-	(2)	-	(2)
Other income	117	107	332	307
Total Non-Interest Income	841	849	2,025	2,129

Non-Interest Expense

Salaries and employee benefits	1,290	1,099	3,646	3,103
Occupancy expense	390	347	1,178	1,061
Advertising & business promotion	136	117	437	397
Stationery and supplies	59	53	163	180
Data processing	112	99	318	280
Other operating expense	347	420	929	1,220
Total Non-Interest Expense	2,334	2,135	6,671	6,241

Income before provision for taxes	869	730	2,354	1,590

Provision for Income Taxes	296	273	821	527

Net income	$573	$457	$1,533	$1,063

*Per share data
Net income basic	$0.15	$0.13	$0.43	$0.31
Net income diluted	$0.13	$0.12	$0.37	$0.27

*Restated to reflect 5% Stock Dividend